UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
SEGALL BRYANT & HAMILL TRUST
(Name of Registrant as Specified In Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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SEGALL BRYANT & HAMILL TRUST

Supplement dated March 26, 2021

to the

Proxy Statement Dated March 19, 2021

for the

Special Meeting of Shareholders

to be held on April 29, 2021

On March 19, 2021, the Segall Bryant & Hamill Trust (the “Trust”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Trust’s special meetings of shareholders scheduled for April 29, 2021. Capitalized terms not defined herein have the same meaning given to them in the Proxy Statement.

After the date on which the Proxy Statement was filed it was discovered that due to an inadvertent error the number of Fund shares issued and outstanding for several Funds as of the Record Date, as stated in the Proxy Statement was incorrect.

The correct number of Fund shares issued and outstanding for each Fund as of the Record Date is as follows:

Fund	Retail Class	Institutional Class
Segall Bryant & Hamill Small Cap Value Fund	510,208.54	33,299,139.75
Segall Bryant & Hamill Small Cap Growth Fund	964,685.34	5,581,123.58
Segall Bryant & Hamill Small Cap Core Fund	380,205.85	3,587,497.45
Segall Bryant & Hamill All Cap Fund	33,728.14	8,048,431.96
Segall Bryant & Hamill Emerging Markets Fund	322,023.21	5,086,664.28
Segall Bryant & Hamill International Small Cap Fund	5,784,063.73	10,249,750.86
Segall Bryant & Hamill Fundamental International Small Cap Fund	1,446,751.47	617,507.48
Segall Bryant & Hamill Global All Cap Fund	3,167,491.02	355,369.98
Segall Bryant & Hamill Workplace Equality Fund	1,377,340.55	1,644,809.01
Segall Bryant & Hamill Short Term Plus Fund	449,428.78	2,765,504.42
Segall Bryant & Hamill Plus Bond Fund	49,236,096.29	52,339,391.32
Segall Bryant & Hamill Quality High Yield Fund	4,557,276.51	4,961,086.19
Segall Bryant & Hamill Municipal Opportunities Fund	2,558,773.65	14,890,750.60
Segall Bryant & Hamill Colorado Tax Free Fund	16,813,658.84	26,135,501.20